UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2008
Hypercom Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-13521	86-0828608

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2851 West Kathleen Road
Phoenix, Arizona	85053

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 602-504-5000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.01. Completion of Acquisition or Disposition of Assets
Item 3.02. Unregistered Sales of Equity Securities
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-4.1
EX-4.2
EX-10.1
EX-99.1

EXPLANATORY NOTE
As previously announced, Hypercom Corporation (“Hypercom” or the “Company”), Thales SA (“Thales”), Thales Holding GmbH, and Thales UK Limited entered into a definitive Share Purchase Agreement dated February 13, 2008, as amended (the “Purchase Agreement”), relating to the previously announced acquisition of shares of Thales E-Transactions SA, Thales E-Transactions GmbH, Thales E-Transactions Ltd, and Thales E-Transactions España, each of which is a direct or indirect wholly owned subsidiary of Thales (the “Acquisition”).
The Acquisition and the Purchase Agreement were previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 14, 2008 (the “February Form 8-K”). The Company completed the Acquisition on April 1, 2008 pursuant to the terms of the Purchase Agreement. In accordance with the Purchase Agreement, Hypercom paid Thales an aggregate purchase price of $133.6 million at the closing of the Acquisition, which included $23.6 million in cash and working capital adjustments, but is net of the $10 million deposit previously paid to Thales by Hypercom, together with interest accrued thereon. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the complete terms and conditions of the Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the February Form 8-K and is incorporated by reference herein.
As previously announced, in connection with the Acquisition, the Company and Francisco Partners II, L.P. (“FP II”) entered into a credit agreement dated February 13, 2008 (the “Credit Agreement”). Pursuant to the Credit Agreement, on April 1, 2008, FP Hypercom Holdco, LLC, an affiliate of FP II (the “Holder”), loaned Hypercom $60 million to partially fund the Acquisition at the closing of the Acquisition. In connection therewith, on April 1, 2008, the Company granted the Holder a warrant to purchase 10,544,000 shares of Hypercom common stock at $5.00 per share (the “Warrant”). The foregoing description of the Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement, a copy of which was filed as Exhibit 10.3 to the February Form 8-K and is incorporated by reference herein.
Item 1.01. Entry into a Material Definitive Agreement.
The Company issued the Warrant on April 1, 2008, pursuant to which the Holder may purchase up to 10,544,000 shares of Hypercom common stock at an exercise price of $5.00 per share. The Warrant contains a cashless exercise provision, is exercisable at any time at the discretion of the Holder and expires five years from the date of issuance. The foregoing description of the Warrant is qualified in its entirety by reference to the complete terms and conditions of the Warrant, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.
Concurrently with the closing of the Acquisition, the Company and the Holder entered into a Registration Rights Agreement, dated April 1, 2008, pursuant to which the Company agreed to register for resale the shares of Hypercom common stock issuable upon exercise of the Warrant (the “Registration Rights Agreement”). The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the complete terms and conditions of the

Registration Rights Agreement, a copy of which is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.
On April 1, 2008, Thales, Thales Holding GmbH, Thales UK Limited, and the Company entered into an Amendment to the Share Purchase Agreement (Amendment Nº1) (the “Purchase Agreement Amendment”), which amends the Purchase Agreement to reflect the parties mutual understanding and agreement with respect to the working capital adjustment to the purchase price at the closing of the Acquisition. The foregoing description of the Purchase Agreement Amendment is qualified in its entirety by reference to the complete terms and conditions of the Purchase Agreement Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.
The information set forth above under the heading “Explanatory Note” is incorporated by reference into this Item 1.01.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On April 1, 2008, the Company completed the Acquisition pursuant to the terms of the Purchase Agreement. The information set forth above under the heading “Explanatory Note” is incorporated by reference into this Item 2.01.
Item 3.02. Unregistered Sales of Equity Securities.
As described in Item 1.01, on April 1, 2008, the Company issued the Warrant to the Holder. The Warrant was issued in reliance upon applicable exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Concurrently with the closing of the Acquisition, on April 1, 2008, the Company’s Board of Directors appointed Keith B. Geeslin as a director of the Company. Mr. Geeslin was nominated by FP II and appointed to the Company’s Board of Directors in accordance with the terms of the Registration Rights Agreement, bringing the total number of directors to seven.
Mr. Geeslin, 54, joined Francisco Partners as a Partner in January 2004. Prior to joining Francisco Partners, he spent 19 years with the Sprout Group. Mr. Geeslin joined Sprout in 1984, became a General Partner in 1988, and became Sprout’s Managing Partner in 2000. Earlier in his career, he was the general manager of a division of Tymshare, Inc. and held various positions at its Tymnet subsidiary from 1980 to 1984. He was also previously a staff member of the U.S. Senate Commerce Committee. Mr. Geeslin serves on the board of directors of Blue Coat Systems, Inc. (BCSI), CommVault Systems, Inc. (CVLT), and Synaptics Incorporated (SYNA). He holds a Master of Science in Engineering and Economic Systems and a B.S. in Electrical

Engineering from Stanford University, and a Master of Arts in Philosophy, Politics and Economics from Oxford University.
As a non-employee director of Hypercom, Mr. Geeslin will be paid an annual retainer of $30,000, payable quarterly for attendance at one scheduled Board meeting and the related scheduled committee meetings held in connection with such Board meeting, if applicable, for each quarter of service as a non-employee director. Mr. Geeslin will also be entitled to receive fees for attendance at each additional Board meeting and/or committee meeting, if applicable, held during each quarter of service as a non-employee director. Mr. Geeslin will also be reimbursed for reasonable expenses incurred in connection with attendance at Board and committee meetings.
Under the Company’s current Nonemployee Directors’ Stock Option Plan, as amended (the “Directors’ Plan”), Mr. Geeslin will receive an option to purchase 15,000 shares of Hypercom common stock. Thereafter, for each year of service as a non-employee director, he will also receive an option to purchase 15,000 shares of Hypercom common stock following Hypercom’s annual earnings release, which typically occurs in early March. These options vest and become exercisable one year after the date of grant, permitting the holder to purchase shares at their fair market value on the date of grant. Unless earlier terminated, forfeited or surrendered pursuant to the Directors’ Plan, each option granted expires on the tenth anniversary date of the grant.
Pursuant to the terms of the Registration Rights Agreement, FP II retains its right to nominate and appoint a second director nominee to the Company’s Board and, when FP II nominates the second director nominee, the Company must further increase the number of seats on the Board and appoint such director nominee. FP II will retain this appointment power for a second director nominee until the Holder, together with its affiliates, no longer hold at least 50% of the principal amount of the loan originally made to Hypercom under the Credit Agreement. FP II will retain its appointment power for a single director nominee, which initially shall be Mr. Geeslin, until the Holder, together with its affiliates, no longer hold at least 25% of the principal amount of the loan originally made to Hypercom under the Credit Agreement.
The information set forth above under the heading “Explanatory Note” is incorporated by reference into this Item 5.02.
Item 7.01. Regulation FD Disclosure.
On April 1, 2008, the Company issued a press release announcing the closing of the Acquisition, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired

The financial statements required by Item 9.01(a) are not included with this report. The Company intends to file these financial statements by amendment not later than 71 calendar days after the date this Form 8-K is required to be filed with the Securities and Exchange Commission.
(b) Pro forma financial information
The pro forma financial information required by Item 9.01(b) is not included with this report. The Company intends to file this information by amendment not later than 71 calendar days after the date this Form 8-K is required to be filed with the Securities and Exchange Commission.
(d) Exhibits

Exhibit No.	Exhibit

4.1	Warrant to Purchase Common Stock dated April 1, 2008.

4.2	Registration Rights Agreement, dated as of April 1, 2008, by and between Hypercom Corporation and FP Hypercom Holdco, LLC.

10.1	Amendment to the Share Purchase Agreement (Amendment Nº1), dated as of April 1, 2008, by and between Thales SA, Thales Holding GmbH, Thales UK Limited, and Hypercom Corporation.

99.1	Press Release dated April 1, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 2, 2008	Hypercom Corporation

	By: Name:	/s/ Philippe Tartavull Philippe Tartavull
	Title:	Chief Executive Officer and President